Exhibit 99.1

News Release

Investor Contact Chandrika Nigam Chandrika.Nigam@Adtalem.com 312-681-3209

Media Contact Kelly Finelli Kelly.Finelli@Adtalem.com 872-270-0230

Adtalem Global Education Announces Fiscal Fourth Quarter and Full Year 2022 Results

Q4 and FY 2022 results in line with expectations

Solid finish to 2022 with improvement in profitability and strengthened balance sheet

FY 2022 GAAP EPS of $6.57; Adjusted EPS of $3.24 representing y-o-y growth of 40%

CHICAGO – Aug. 11, 2022 – Adtalem Global Education Inc. (NYSE: ATGE), a leading healthcare educator, today reported academic, operating and financial results for its fiscal 2022 fourth quarter and full year ended June 30, 2022.

“We finished fiscal 2022 in line with expectations, and I am encouraged by our results as we continued to improve our operational performance and strengthen our balance sheet, in the face of lingering macro challenges for the industry,” said Steve Beard, president and CEO of Adtalem Global Education. “Our academic, operational and financial results for the quarter and full year reflect our commitment to our stakeholders and position us well for fiscal 2023 and beyond."

Beard added, “We have been proactive and purposeful in transforming our portfolio. Today, Adtalem is comprised of high-quality assets with market-leading brands, an experienced management team and an attractive healthcare focus. We are poised to win in the markets in which we compete.”

Financial Highlights

Selected financial data for the three months ended June 30, 2022:

●	Revenue of $361.2 million increased 61.6% compared with the prior year due to the acquisition of Walden
●
Diluted earnings per share was flat at $0.18, compared with the prior year; diluted earnings per share from continuing operations, excluding special items, was $1.31, compared with $0.48 in the prior year

●
Operating income was $44.5 million, compared with $27.1 million in the prior year; operating income, excluding special items, was $88.1 million, an increase of 174.7% compared with the prior year. Operating margins excluding special items, increased to 24.4% from 14.4%

●
Net income attributable to Adtalem was $8.0 million, compared with $9.0 million in the prior year; net income from continuing operations, excluding special items, was $59.9 million, an increase of 149.9% compared with the prior year

●	Adjusted EBITDA was $103.2 million, an increase of 139.9% compared with the prior year. Adjusted EBITDA margins increased to 28.6% from 19.3%
●	Gross debt was reduced by $394.1 million in the fourth quarter or by 31.4%

Selected financial data for the twelve months ended June 30, 2022:

●	Revenue of $1,387.1 million increased 53.0%, compared with the prior year due to the acquisition of Walden
●
Diluted earnings per share was $6.57, compared with $1.49 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $3.24, compared with $2.31 in the prior year

●
Operating income was $80.5 million, compared with $118.1 million in the prior year; operating income, excluding special items, was $271.3 million, a 73.4% increase compared with the prior year. Operating margins, excluding special items, improved 230 basis points year over year to 19.6%

●
Net income attributable to Adtalem was $317.7 million, compared with $76.9 million in the prior year; net income from continuing operations, excluding special items, was $158.2 million, an increase of 32.6% compared with the prior year

●	Adjusted EBITDA was $332.3 million, an increase of 63.5%, compared with the prior year. Adjusted EBITDA margin increased to 24.0% from 22.4%

Business Highlights

●
Secured a grant of $1.2 million from the American Nurses Foundation for Chamberlain University’s Practice-Ready, Specialty-Focused™ Program which is focused on preparing nurses to contribute to a variety of settings, such as perioperative services

●
Graduated more than 750 medical school students at Adtalem’s medical schools' 2022 commencement ceremonies of whom 74% will enter primary care specialties helping to combat the critical physician shortage. In 2022, 26% of Adtalem’s medical school graduates are of a race or ethnicity underrepresented in medicine, of whom more than 100 identify as Black or African American

●	Hosted a Nursing Summit bringing together nation’s nursing and HBCU leaders and policy makers for advancing equity in healthcare through access and representation in nursing education

Segment Highlights

Chamberlain

Fourth quarter segment revenue decreased 1.1% to $140.2 million compared with the prior year, and segment operating income increased 36.7% to $41.1 million due primarily to lower marketing and  continued benefit from cost synergies.

Total student enrollment decreased 5.8% compared with the prior year, which was primarily attributable to COVID-related headwinds in Chamberlain’s post-licensure online programs, partially offset by improved enrollment and persistence in on-campus pre-licensure programs.

Walden

Revenue in the fourth quarter was $137.1 million and segment operating income was $12.8 million. Segment operating income, excluding special items, was $36.1 million. With the acquisition closing on August 12, 2021, there are no prior year comparables.

Total student enrollment decreased 9.5% compared with the prior year, which was primarily attributable to COVID-related headwinds in Walden’s post-licensure nursing programs and declines in the management and technology programs.

Medical and Veterinary

Revenue in the fourth quarter increased 2.7% to $83.9 million compared with the prior year. Segment operating income of $14.5 million increased by 29.5% compared to prior year. Segment operating income, excluding special items, was $19.6 million, an increase of 74.4% compared with the prior year, driven by the increased revenue and the benefit from cost synergies within the segment.

Total student enrollment increased 3.5% compared with the prior year, due to growth in new student enrollment and higher persistence.

Adtalem Outlook

For the full fiscal year 2023, Adtalem expects revenue to be within the range of $1,380 million and $1,450 million, and adjusted diluted earnings per share from continuing operations, excluding special items, to be within the range of $3.95 to $4.20.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2022 fourth quarter and full year on Thursday, Aug. 11, 2022, at 4 p.m. CDT (5 p.m. EDT). The conference call will be led by Steve Beard, president and chief executive officer, and Bob Phelan, senior vice president and chief financial officer. For those participating by telephone, dial 877-407-6184 (United States) or +1 201-389-0877 (outside the United States) and request the “Adtalem Call” or use conference ID: 13730300. Adtalem will also broadcast the conference call live on the web at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=qeEx1Lq8.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a replay of the call until Sept. 11, 2022. To access the replay, dial 877-660-6853 (United States) or +1 201-612-7415 (outside the United States), conference ID: 13730300, or visit the Adtalem website at: https://investors.adtalem.com/overview/default.aspx.

About Adtalem Global Education
Adtalem Global Education (NYSE: ATGE) is a leading healthcare educator and provider of professional talent to the healthcare industry. With a dedicated focus on driving strong outcomes that increase workforce preparedness, Adtalem empowers a diverse learner population to achieve their goals and make inspiring contributions to their communities. Adtalem is the parent organization of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. Adtalem and its institutions have more than 10,000 employees and a network of more than 275,000 alumni. Adtalem was named one of America’s Most Responsible Companies 2021 by Newsweek, and one of America’s Best Employers for Diversity  in 2021 and 2022 by Forbes. Follow Adtalem on Twitter @adtalemglobal, LinkedIn or visit Adtalem.com for more information.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding the future impacts of the COVID-19 pandemic, the efficacy and distribution of the vaccines, and the expected synergies from the Walden acquisition. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and we do not undertake any obligation to update any forward-looking statement, except as required by law.

	Q4 2022	Q4 2021	% Change
Adtalem Global Education Student Enrollments
Total students(1)	77,665	83,688	-7.2%

Chamberlain University
Total students	32,891	34,930	-5.8%

Walden University(2)
Total students	39,470	43,632	-9.5%

Medical & Veterinary
Total students	5,304	5,126	3.5%

1)	Represents total students attending sessions during each institution’s most recent enrollment period in Q4 FY 2022.
2)	Prior year Walden enrollment figures are as calculated by Walden while controlled by Laureate Education, Inc., and are included here for comparative purposes only.

Adtalem Global Education Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except par value)

	June 30,
	2022	2021
Assets:
Current assets:
Cash and cash equivalents	$346,973	$476,377
Restricted cash	964	819,003
Accounts receivable, net	81,635	43,041
Prepaid expenses and other current assets	126,467	128,217
Current assets held for sale	—	48,315
Total current assets	556,039	1,514,953
Noncurrent assets:
Property and equipment, net	289,926	283,692
Operating lease assets	177,995	167,365
Deferred income taxes	51,093	53,486
Intangible assets, net	873,577	137,500
Goodwill	961,262	310,210
Other assets, net	119,283	86,040
Noncurrent assets held for sale	—	531,597
Total noncurrent assets	2,473,136	1,569,890
Total assets	$3,029,175	$3,084,843

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$57,140	$42,421
Accrued payroll and benefits	66,642	54,331
Accrued liabilities	98,124	126,344
Deferred revenue	144,840	68,807
Current operating lease liabilities	50,781	53,991
Current portion of long-term debt	—	3,000
Current liabilities held for sale	—	59,913
Total current liabilities	417,527	408,807
Noncurrent liabilities:
Long-term debt	838,908	1,067,711
Long-term operating lease liabilities	177,045	167,066
Deferred income taxes	25,554	26,177
Other liabilities	65,074	78,705
Noncurrent liabilities held for sale	—	33,517
Total noncurrent liabilities	1,106,581	1,373,176
Total liabilities	1,524,108	1,781,983
Commitments and contingencies
Redeemable noncontrolling interest	—	1,790
Shareholders' equity:
Common stock, $0.01 par value per share, 200,000 shares authorized; 45,177 and 49,253 shares outstanding as of June 30, 2022 and June 30, 2021, respectively	818	811
Additional paid-in capital	521,848	519,826
Retained earnings	2,322,810	2,005,105
Accumulated other comprehensive loss	(960)	(7,365)
Treasury stock, at cost, 36,619 and 31,846 shares as of June 30, 2022 and June 30, 2021, respectively	(1,339,449)	(1,217,307)
Total shareholders' equity	1,505,067	1,301,070
Total liabilities and shareholders' equity	$3,029,175	$3,084,843

Adtalem Global Education Inc.
Consolidated Statements of Income
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$361,231	$223,466	$1,387,122	$906,901
Operating cost and expense:
Cost of educational services	161,279	116,408	659,776	457,905
Student services and administrative expense	135,133	74,980	568,056	292,482
Restructuring expense	8,629	1,570	25,628	6,869
Business acquisition and integration expense	11,661	3,432	53,198	31,593
Total operating cost and expense	316,702	196,390	1,306,658	788,849
Operating income	44,529	27,076	80,464	118,052
Other income (expense):
Interest and dividend income	1,036	961	3,820	4,094
Interest expense	(19,441)	(25,382)	(129,348)	(41,365)
Investment gain	—	636	—	2,638
Net other expense	(18,405)	(23,785)	(125,528)	(34,633)
Income (loss) from continuing operations before income taxes	26,124	3,291	(45,064)	83,419
(Provision for) benefit from income taxes	(23,660)	(726)	15,237	(13,089)
Income (loss) from continuing operations	2,464	2,565	(29,827)	70,330
Discontinued operations:
(Loss) income from discontinued operations before income taxes	(2,575)	7,326	(395)	9,485
(Loss) gain on disposal of discontinued operations before income taxes	(520)	—	473,483	—
Benefit from (provision for) income taxes	8,645	(954)	(125,556)	(3,340)
Income from discontinued operations	5,550	6,372	347,532	6,145
Net income	8,014	8,937	317,705	76,475
Net loss attributable to redeemable noncontrolling interest from discontinued operations	—	75	—	434
Net income attributable to Adtalem	$8,014	$9,012	$317,705	$76,909

Amounts attributable to Adtalem:
Net income (loss) from continuing operations	$2,464	$2,565	$(29,827)	$70,330
Net income from discontinued operations	5,550	6,447	347,532	6,579
Net income attributable to Adtalem	$8,014	$9,012	$317,705	$76,909

Earnings (loss) per share attributable to Adtalem:
Basic:
Continuing operations	$0.05	$0.05	$(0.62)	$1.37
Discontinued operations	$0.12	$0.13	$7.18	$0.13
Total basic earnings per share	$0.18	$0.18	$6.57	$1.50
Diluted:
Continuing operations	$0.05	$0.05	$(0.62)	$1.36
Discontinued operations	$0.12	$0.13	$7.18	$0.13
Total diluted earnings per share	$0.18	$0.18	$6.57	$1.49

Weighted-average shares outstanding:
Basic shares	45,162	49,884	48,388	51,322
Diluted shares	45,758	50,326	48,388	51,645

Adtalem Global Education Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year Ended June 30,
	2022	2021
Operating activities:
Net income	$317,705	$76,475
Income from discontinued operations	(347,532)	(6,145)
(Loss) income from continuing operations	(29,827)	70,330
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	22,611	12,824
Amortization and adjustments to operating lease assets	44,748	50,651
Depreciation	44,574	33,888
Amortization of intangible assets	97,274	—
Amortization and write-off of debt discount and issuance costs	42,654	2,657
Reclassification adjustment from other comprehensive income	—	(126)
Provision for bad debts	27,141	11,023
Deferred income taxes	(544)	62
Loss on disposals, accelerated depreciation, and adjustments to property and equipment	3,501	1,912
Gain on extinguishment of debt	(2,072)	—
Realized and unrealized gain on investments	—	(2,638)
Changes in assets and liabilities:
Accounts receivable	(29,881)	15,443
Prepaid expenses and other current assets	569	(17,198)
Accounts payable	(15,724)	5,666
Accrued payroll and benefits	(13,268)	12,552
Accrued liabilities	(16,305)	29,312
Deferred revenue	65,075	5,312
Operating lease liabilities	(49,147)	(48,588)
Other assets and liabilities	(27,554)	(14,322)
Net cash provided by operating activities-continuing operations	163,825	168,760
Net cash (used in) provided by operating activities-discontinued operations	(153,401)	23,439
Net cash provided by operating activities	10,424	192,199
Investing activities:
Capital expenditures	(31,054)	(39,881)
Proceeds from sales of marketable securities	—	2,721
Purchases of marketable securities	—	(10,745)
Payment for purchase of business, net of cash and restricted cash acquired	(1,488,054)	—
Cash received on DeVry University loan	10,000	—
Net cash used in investing activities-continuing operations	(1,509,108)	(47,905)
Net cash used in investing activities-discontinued operations	(3,287)	(8,783)
Proceeds from sale of business, net of cash transferred	960,768	—
Net cash used in investing activities	(551,627)	(56,688)
Financing activities:
Proceeds from exercise of stock options	8,879	1,457
Employee taxes paid on withholding shares	(2,834)	(4,206)
Proceeds from stock issued under Colleague Stock Purchase Plan	535	262
Repurchases of common stock for treasury	(120,000)	(100,000)
Payment for purchase of equity forward contract	(30,000)	—
Proceeds from long-term debt	850,000	800,000
Repayments of long-term debt	(1,079,713)	(3,000)
Payment of debt discount and issuance costs	(49,553)	(18,047)
Payment for purchase of redeemable noncontrolling interest of subsidiary	(1,790)	—
Net cash (used in) provided by financing activities	(424,476)	676,466
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	534
Net (decrease) increase in cash, cash equivalents and restricted cash	(965,679)	812,511
Cash, cash equivalents and restricted cash at beginning of period	1,313,616	501,105
Cash, cash equivalents and restricted cash at end of period	347,937	1,313,616
Less: cash, cash equivalents and restricted cash of discontinued operations at end of period	—	18,236
Cash, cash equivalents and restricted cash of continuing operations at end of period	$347,937	$1,295,380

Adtalem Global Education Inc.
Segment Information
(unaudited)
(in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2022	2021		$ %	2022	2021		$ %
Revenue:
Chamberlain	$140,226	$141,760	$(1,534)	(1.1)%	$557,536	$563,814	$(6,278)	(1.1)%
Walden	137,068	—	137,068	NM	485,393	—	485,393	NM
Medical and Veterinary	83,937	81,706	2,231	2.7%	344,193	343,087	1,106	0.3%
Total consolidated revenue	$361,231	$223,466	$137,765	61.6%	$1,387,122	$906,901	$480,221	53.0%
Operating income (loss):
Chamberlain	$41,124	$30,093	$11,031	36.7%	$124,414	$128,851	$(4,437)	(3.4)%
Walden	12,787	—	12,787	NM	(4,156)	—	(4,156)	NM
Medical and Veterinary	14,541	11,226	3,315	29.5%	64,637	67,852	(3,215)	(4.7)%
Home Office and Other	(23,923)	(14,243)	(9,680)	(68.0)%	(104,431)	(78,651)	(25,780)	(32.8)%
Total consolidated operating income	$44,529	$27,076	$17,453	64.5%	$80,464	$118,052	$(37,588)	(31.8)%

Non-GAAP Financial Measures and Reconciliations
We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Net income from continuing operations excluding special items (most comparable GAAP measure: net income attributable to Adtalem) – Measure of Adtalem’s net income attributable to Adtalem adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, Walden intangible amortization expense, pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, and net income from discontinued operations attributable to Adtalem.

Earnings per share from continuing operations excluding special items (most comparable GAAP measure: earnings per share) – Measure of Adtalem’s diluted earnings per share adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, Walden intangible amortization expense, pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, and net income from discontinued operations attributable to Adtalem.

Operating income excluding special items (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, and Walden intangible amortization expense. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Adjusted EBITDA (most comparable GAAP measure: net income attributable to Adtalem) – Measure of Adtalem’s net income attributable to Adtalem adjusted for net income from discontinued operations attributable to Adtalem, net other expense, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, deferred revenue adjustment, CEO transition costs, restructuring expense, and business acquisition and integration expense. This measure is applied on a consolidated and segment basis, depending on the context of the discussion. Income taxes and net other expense is not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with operating income.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:
●	Deferred revenue adjustment related to a revenue purchase accounting adjustment to record Walden’s deferred revenue at fair value.
●	CEO transition costs related to acceleration of stock-based compensation expense.
●	Restructuring expense primarily related to plans to achieve synergies with the Walden acquisition and real estate consolidations at Medical and Veterinary and Adtalem’s home office.
●	Business acquisition and integration expense include expenses related to the Walden acquisition.
●	Walden intangible amortization expense on acquired intangible assets.
●
Pre-acquisition interest expense, write-off of debt discount and issuance costs, and gain on extinguishment of debt related to financing arrangements in connection with the Walden acquisition and prepayment of debt.

●
Net income from discontinued operations attributable to Adtalem includes the operations of ACAMS, Becker, OCL, and EduPristine, including the after-tax gain on the sale of these businesses, in addition to costs related to DeVry University.

Adtalem Global Education Inc.
Non-GAAP Operating Income by Segment
(unaudited)
(in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2022	2021	$	%	2022	2021	$	%
Chamberlain:
Operating income (GAAP)	$41,124	$30,093	$11,031	36.7%	$124,414	$128,851	$(4,437)	(3.4)%
Restructuring expense	572	—	572		2,838	—	2,838
Operating income excluding special items (non-GAAP)	$41,696	$30,093	$11,603	38.6%	$127,252	$128,851	$(1,599)	(1.2)%

Walden:
Operating income (loss) (GAAP)	$12,787	$—	$12,787	NM	$(4,156)	$—	$(4,156)	NM
Deferred revenue adjustment	—	—	—		8,561	—	8,561
Restructuring expense	37	—	37		4,053	—	4,053
Walden intangible amortization expense	23,307	—	23,307		97,274	—	97,274
Operating income excluding special items (non-GAAP)	$36,131	$—	$36,131	NM	$105,732	$—	$105,732	NM

Medical and Veterinary:
Operating income (GAAP)	$14,541	$11,226	$3,315	29.5%	$64,637	$67,852	$(3,215)	(4.7)%
Restructuring expense	5,034	—	5,034		9,791	—	9,791
Operating income excluding special items (non-GAAP)	$19,575	$11,226	$8,349	74.4%	$74,428	$67,852	$6,576	9.7%

Home Office and Other:
Operating loss (GAAP)	$(23,923)	$(14,243)	$(9,680)	(68.0)%	$(104,431)	$(78,651)	$(25,780)	(32.8)%
CEO transition costs	—	—	—		6,195	—	6,195
Restructuring expense	2,986	1,570	1,416		8,946	6,869	2,077
Business acquisition and integration expense	11,661	3,432	8,229		53,198	31,593	21,605
Operating loss excluding special items (non-GAAP)	$(9,276)	$(9,241)	$(35)	(0.4)%	$(36,092)	$(40,189)	$4,097	10.2%

Adtalem Global Education:
Operating income (GAAP)	$44,529	$27,076	$17,453	64.5%	$80,464	$118,052	$(37,588)	(31.8)%
Deferred revenue adjustment	—	—	—		8,561	—	8,561
CEO transition costs	—	—	—		6,195	—	6,195
Restructuring expense	8,629	1,570	7,059		25,628	6,869	18,759
Business acquisition and integration expense	11,661	3,432	8,229		53,198	31,593	21,605
Walden intangible amortization expense	23,307	—	23,307		97,274	—	97,274
Operating income excluding special items (non-GAAP)	$88,126	$32,078	$56,048	174.7%	$271,320	$156,514	$114,806	73.4%

Adtalem Global Education Inc.
Non-GAAP Adjusted EBITDA by Segment
(unaudited)
(in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2022	2021	$	%	2022	2021	$	%
Chamberlain:
Operating income (GAAP)	$41,124	$30,093	$11,031	36.7%	$124,414	$128,851	$(4,437)	(3.4)%
Restructuring expense	572	—	572		2,838	—	2,838
Depreciation	4,499	4,125	374		18,547	16,123	2,424
Stock-based compensation	1,603	986	617		6,707	5,181	1,526
Adjusted EBITDA (non-GAAP)	$47,798	$35,204	$12,594	35.8%	$152,506	$150,155	$2,351	1.6%

Walden:
Operating income (loss) (GAAP)	$12,787	$—	$12,787	NM	$(4,156)	$—	$(4,156)	NM
Deferred revenue adjustment	—	—	—		8,561	—	8,561
Restructuring expense	37	—	37		4,053	—	4,053
Walden intangible amortization expense	23,307	—	23,307		97,274	—	97,274
Depreciation	2,454	—	2,454		9,255	—	9,255
Stock-based compensation	721	—	721		3,029	—	3,029
Adjusted EBITDA (non-GAAP)	$39,306	$—	$39,306	NM	$118,016	$—	$118,016	NM

Medical and Veterinary:
Operating income (GAAP)	$14,541	$11,226	$3,315	29.5%	$64,637	$67,852	$(3,215)	(4.7)%
Restructuring expense	5,034	—	5,034		9,791	—	9,791
Depreciation	3,393	3,629	(236)		13,890	14,431	(541)
Stock-based compensation	922	632	290		3,896	3,321	575
Adjusted EBITDA (non-GAAP)	$23,890	$15,487	$8,403	54.3%	$92,214	$85,604	$6,610	7.7%

Home Office and Other:
Operating loss (GAAP)	$(23,923)	$(14,243)	$(9,680)	(68.0)%	$(104,431)	$(78,651)	$(25,780)	(32.8)%
CEO transition costs	—	—	—		6,195	—	6,195
Restructuring expense	2,986	1,570	1,416		8,946	6,869	2,077
Business acquisition and integration expense	11,661	3,432	8,229		53,198	31,593	21,605
Depreciation	757	809	(52)		2,882	3,334	(452)
Stock-based compensation	761	777	(16)		2,784	4,322	(1,538)
Adjusted EBITDA (non-GAAP)	$(7,758)	$(7,655)	$(103)	(1.3)%	$(30,426)	$(32,533)	$2,107	6.5%

Adtalem Global Education:
Net income attributable to Adtalem (GAAP)	$8,014	$9,012	$(998)	(11.1)%	$317,705	$76,909	$240,796	313.1%
Net income from discontinued operations attributable to Adtalem	(5,550)	(6,447)	897		(347,532)	(6,579)	(340,953)
Net other expense	18,405	23,785	(5,380)		125,528	34,633	90,895
Provision for (benefit from) income taxes	23,660	726	22,934		(15,237)	13,089	(28,326)
Operating income (GAAP)	44,529	27,076	17,453		80,464	118,052	(37,588)
Depreciation and amortization	34,410	8,563	25,847		141,848	33,888	107,960
Stock-based compensation	4,007	2,395	1,612		16,416	12,824	3,592
Deferred revenue adjustment	—	—	—		8,561	—	8,561
CEO transition costs	—	—	—		6,195	—	6,195
Restructuring expense	8,629	1,570	7,059		25,628	6,869	18,759
Business acquisition and integration expense	11,661	3,432	8,229		53,198	31,593	21,605
Adjusted EBITDA (non-GAAP)	$103,236	$43,036	$60,200	139.9%	$332,310	$203,226	$129,084	63.5%

Adtalem Global Education Inc.
Non-GAAP Earnings Disclosure
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income attributable to Adtalem (GAAP)	$8,014	$9,012	$317,705	$76,909
Deferred revenue adjustment	—	—	8,561	—
CEO transition costs	—	—	6,195	—
Restructuring expense	8,629	1,570	25,628	6,869
Business acquisition and integration expense	11,661	3,432	53,198	31,593
Walden intangible amortization expense	23,307	—	97,274	—
Pre-acquisition interest expense, write-off of debt discount and issuance costs, and gain on extinguishment of debt	4,699	21,750	48,804	26,746
Income tax impact on non-GAAP adjustments (1)	9,188	(5,325)	(51,683)	(16,297)
Net income from discontinued operations attributable to Adtalem	(5,550)	(6,447)	(347,532)	(6,579)
Net income from continuing operations excluding special items (non-GAAP)	$59,948	$23,992	$158,150	$119,241
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
Earnings per share, diluted (GAAP)	$0.18	$0.18	$6.57	$1.49
Effect on diluted earnings per share:
Deferred revenue adjustment	—	—	0.18	—
CEO transition costs	—	—	0.13	—
Restructuring expense	0.19	0.03	0.53	0.13
Business acquisition and integration expense	0.25	0.07	1.09	0.61
Walden intangible amortization expense	0.51	—	1.99	—
Pre-acquisition interest expense, write-off of debt discount and issuance costs, and gain on extinguishment of debt	0.10	0.43	1.00	0.52
Income tax impact on non-GAAP adjustments (1)	0.20	(0.11)	(1.06)	(0.32)
Net income from discontinued operations attributable to Adtalem	(0.12)	(0.13)	(7.18)	(0.13)
Earnings per share from continuing operations excluding special items, diluted (non-GAAP)	$1.31	$0.48	$3.24	$2.31
Diluted shares used in non-GAAP EPS calculation	45,758	50,326	48,804	51,645
Note: May not sum due to rounding.
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc.
Non-GAAP Free Cash Flow Disclosure
(unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	FY22	FY21	FY22	FY22	FY22	FY22	FY21
	Q4	Q4	Q4	Q3	Q2	Q1	Q4
Net cash provided by operating activities-continuing operations (GAAP)	$105,428	$43,084	$163,825	$101,481	$91,835	$124,742	$168,760
Capital expenditures	(8,805)	(11,290)	(31,054)	(33,539)	(34,949)	(34,256)	(39,881)
Free cash flow (non-GAAP)	$96,623	$31,794	$132,771	$67,942	$56,886	$90,486	$128,879

Adtalem Global Education Inc.
Non-GAAP Outlook Disclosure
(unaudited)
(in thousands, except per share data)

Year Ended
June 30, 2023
Expected earnings per share, diluted (GAAP)	$2.72 to 2.97
Expected effects on diluted earnings per share:
Estimated purchase accounting adjustment - intangible amortization	1.33
Estimated incremental acquisition integration costs	0.33
Estimated income tax impact on non-GAAP adjustments(1)	(0.43)
Expected adjusted earnings per share from continuing operations excluding special items, diluted (non-GAAP)(2)	$3.95 to 4.20
Diluted shares used in EPS calculation	45,900
(1) Represents the estimated income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.
(2) The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions that may occur during fiscal year 2023. The expected effects on diluted earnings per share (“EPS”) of (1) the estimated purchase accounting adjustment – intangible amortization and (2) the estimated incremental acquisition integration costs are estimates related to the Walden University acquisition. Additional charges to these special items, or additional special items not currently identified, which may occur during fiscal year 2023, would impact the GAAP expected EPS provided above.

Adtalem Global Education Inc.
Non-GAAP Net Leverage Disclosure
(unaudited)
(in thousands)

	Year Ended
	June 30, 2022
Adtalem Global Education:
Net income attributable to Adtalem (GAAP)	$317,705
Net income from discontinued operations attributable to Adtalem		(347,532)
Net other expense	125,528
Benefit from income taxes		(15,237)
Depreciation and amortization	141,848
Stock-based compensation	16,416
Deferred revenue adjustment	8,561
CEO transition costs	6,195
Restructuring expense	25,628
Business acquisition and integration expense	53,198
Adjusted EBITDA (non-GAAP)	$332,310

	June 30, 2022
Long-term debt	$859,215
Less: Cash and cash equivalents		(346,973)
Net debt (non-GAAP)	$512,242

Net leverage (non-GAAP)	1.5	x